Exhibit 16.1

KPMG LLP
Chartered Accountants	Telephone	(403) 691-8000
2700 205 — 5th Avenue SW	Telefax	(403) 691-8008
Calgary AB T2P 4B9	Internet	www.kpmg.ca

Securities and Exchange Commission

Washington, DC  20549

February 4, 2011

Dear Ladies & Gentlemen

We were previously principal accountants for Niska Gas Storage Partners LLC (the “Company”) and, under the date of June 24, 2010, we reported on the combined financial statements of Niska Gas Storage Holdings I LP and Niska Gas Storage Holdings II (the “Predecessor”) as of and for the years ended March 31, 2010 and 2009. On February 4, 2011 we were dismissed. We have read the Company’s statements included under Item 4.01 of its Form 8-K dated February 4, 2011, and we agree with such statements.

Yours truly,

KPMG LLP

cc: Chief Accountant, Securities and Exchange Commission

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.

KPMG Canada provides services to KPMG LLP.